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SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 12 - STATEMENTS RE COMPUTATION OF RATIOS
(IN THOUSANDS)

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
                                                             Year to Date as of
                                                       -------------------------------
                                                       October 28,       October 30,
                                                           2000             1999
                                                       (39 Weeks)        (39 Weeks)
                                                       -------------------------------

        Ratio of Earnings to Fixed Charges
        ------------------------------------------
        COMPUTATION OF EARNINGS

    1   (Loss) earnings from continuing operations
          before income taxes                          $     (1,918)   $       24,800
    2   Add previously capitalized interest
          amortized during the period                           430               422
    3   Less interest capitalized during
          the period                                          1,010               233
                                                       ------------     --------------
    4   Total (loss) earnings (sum of lines 1 to 3)          (2,498)           24,989

        COMPUTATION OF FIXED CHARGES

    5   Interest (1)                                         48,646            35,108
    6   Interest factor in rental expense                     5,311             1,626
                                                       ------------    --------------
    7   Total fixed charges (sum of lines
          5 and 6)                                           53,957            36,734

    8   TOTAL (LOSS) EARNINGS AND
          FIXED CHARGES (LINE 4
                                                       ------------    --------------
          PLUS LINE 7)                                 $     51,459    $       61,723
                                                       ============    ==============
    9   Ratio (line 8 divided by line 7)                        1.0               1.7

        (1) Includes capitalized interest
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